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                                   Exhibit 21

                    BUILDING MATERIALS CORPORATION OF AMERICA
                              LIST OF SUBSIDIARIES


COMPANY                       STATE OF                     D/B/A
-------                       --------                     -----
                              INCORPORATION
                              -------------


U.S. Intec Holdings           Delaware
  Inc.

  U.S. Intec, Inc.            Texas                        Tri-Ply Corporation

  Exterior                    Texas
    Technologies
    Corporation

  Intec Marine Inc.           Texas

  USI Materials Inc.          Delaware

BMCA Insulation               Delaware
  Products Inc.

BMC Warehousing               Delaware
  Inc.

GAFTECH                       Delaware
  Corporation

South Ponca Realty            Delaware
  Corp.

GAF Real Properties           Delaware
  Inc.

BMCA Receivables              Delaware
  Corp.

Pequannock Valley             Delaware
  Claim Service
  Company, Inc.

GAF Premium                   Delaware
  Products Inc.

  Wind Gap Real               Delaware
    Property

    Acquisition
    Corp.